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Exhibit 23.6

CONSENT OF INDEPENDENT AUDIT FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of IESI-BFC Ltd. of our reports dated June 15, 2009 and June 22, 2009 on the Financial Statements of RIP, Inc. as of and for the nine months ended September 30, 2008 and as of and for the year ended December 31, 2007, respectively, appearing in the proxy statement/prospectus, which is part of this Registration Statement. Our reports express an unqualified opinion on the financial statements. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ Blackman Kallick, LLP
Blackman Kallick, LLP
Chicago, Illinois
January 19, 2010

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  Exhibit 23.6
CONSENT OF INDEPENDENT AUDIT FIRM